Exhibit 5.1

November 1, 2005

GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, NY 10019

Gentlemen:

We have acted as counsel to GlobalOptions Group, Inc., a Nevada corporation (the “Company”), in connection with its registration statement on Form SB-2 (the “Registration Statement”), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration for resale by the selling stockholders listed therein (the “Selling Stockholders”) of 7,588,750 shares of the Company’s common stock, par value of $0.001 per share (the “Shares”).

In connection with the foregoing, we have examined originals or copies, satisfactory to us, of (i) the Company’s Articles of Incorporation and By-laws, each as amended to date, and (ii) resolutions adopted by the Company’s Board of Directors authorizing the issuance of the Shares. We have also reviewed such other matters of law and examined and relied upon such corporate documents, certificates, agreements, instruments and records, as we have deemed necessary for the purpose of expressing an opinion as set forth below. Our opinion with respect to the valid issuance of an aggregate of 145,000 Shares owned by the Selling Stockholders (the “Resale Shares”) which are being registered by the Company pursuant to the Registration Statement is made solely in reliance on the Company’s and its transfer agent’s records. In our examinations we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals or copies, and the conformity of any copies to the originals.

Based upon and subject to the foregoing, we are of the opinion that the Resale Shares have been validly issued and are fully paid and non-assessable and, the 7,443,750 Shares issuable upon conversion of the series A convertible preferred stock and exercise of the common stock purchase warrants will, when issued, be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption “Legal Matters” in the prospectus which accompanies the Registration Statement.

Very truly yours,

/s/Olshan Grundman Frome Rosenzweig & Wolosky LLP
Olshan Grundman Frome Rosenzweig & Wolosky LLP